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                                                                    EXHIBIT 32.1

        CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of TODCO on Form 10-K for the year ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Jan Rask, President and Chief Executive Officer, and T. Scott O'Keefe, Senior Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                     /s/ JAN RASK
                                          --------------------------------------
                                                         Jan Rask
                                          President and Chief Executive Officer

                                                 /s/ T. SCOTT O'KEEFE
                                          --------------------------------------
                                                     T. Scott O'Keefe
                                             Senior Vice President and Chief
                                                    Financial Officer

Date: March 15, 2004